Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Five Point Holdings, LLC (the “Company”) on Form 10-Q for the period ended September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	November 13, 2018	/s/ Emile Haddad
Emile Haddad
Chairman, President and Chief Executive Officer (Principal Executive Officer)

Date:	November 13, 2018	/s/ Erik Higgins
Erik Higgins
Chief Financial Officer and Vice President (Principal Financial and Accounting Officer)